NEWS RELEASE

Sylvamo Delivers Results In Line With Outlook,
Positioned for Stronger Second Half

MEMPHIS, Tenn. – Aug. 8, 2025 – Sylvamo (NYSE: SLVM), the world’s paper company, is releasing second quarter 2025 earnings. The company will host an audio webcast at 10 a.m. EDT at investors.sylvamo.com.

Message from Chairman and Chief Executive Officer

“We delivered second quarter earnings in line with our outlook, overcoming a $13 million unfavorable foreign exchange impact while navigating the heaviest planned maintenance outage quarter in over five years,” said Jean-Michel Ribiéras. “With 85% of our full year planned maintenance outages behind us, we are positioned for a stronger performance in the second half of the year as we expect seasonally stronger demand in North America and Latin America as well as improved operational performance.”

Financial Highlights – Second Quarter vs. First Quarter
•Net income of $15 million ($0.37 per diluted share) vs. $27 million ($0.65 per diluted share)
•Adjusted operating earnings* of $15 million ($0.37 per diluted share) vs. $28 million ($0.68 per diluted share)
•Adjusted EBITDA* of $82 million (10% margin) vs. $90 million (11% margin)
•Cash provided by operating activities of $64 million vs. $23 million
•Free cash flow* of $(2) million vs. $(25) million

Commercial and Operational Highlights – Second Quarter vs. First Quarter

•Price and mix were favorable by $12 million, driven by better mix in North America and Latin America, with lower export sales from both regions
•Volume decreased by $9 million, mainly in North America
•Operations and other costs were favorable by $23 million, driven by improved operations, which more than offset a $13 million foreign exchange impact
•Planned maintenance outage expenses increased by $39 million, as expected—the heaviest outage quarter since the spinoff
•Input and transportation costs were favorable by $5 million, primarily driven by energy in North America

Third Quarter Outlook

•Adjusted EBITDA of $145 million to $165 million
•Compared to the second quarter:
◦Price and mix are expected to decrease by $15 million to $20 million due to paper and pulp prices in Europe
◦Volume is projected to improve in the range of $15 million to $20 million, primarily due to seasonality in Latin America and North America
◦Operations and other costs are expected to be favorable by up to $5 million, primarily due to improving operational performance
◦Input and transportation costs are projected to be stable in the range of $(5) million to $5 million
◦Total planned maintenance outage expenses will decrease by $66 million with no outages planned in the quarter
•We expect quarterly earnings to significantly improve in the second half of the year as we benefit from much lower planned maintenance outage expenses, improving volumes and better operations.

*See “Non-GAAP Financial Measures” for definitions of non-GAAP financial measures. Reconciliations are included in the financial schedules below.

Management Summary

Our team navigated the largest planned maintenance outage quarter in over five years, delivering second quarter adjusted EBITDA in line with our outlook. Operational performance improved across our mills during the quarter. We remain focused on productivity, reliability and cost initiatives while ensuring we are well positioned for long-term value creation. Our team is committed to the success of our customers and is partnering with them to be the supplier of choice every day.

We returned $38 million in cash to shareowners through dividends and share repurchases. Our board of directors declared a third quarter dividend of $0.45 per share, which we paid July 29. We will continue evaluating opportunities to repurchase shares at attractive prices with $42 million remaining on our $150 million share repurchase authorization from September 2023.

Uncoated freesheet industry conditions varied by region in the first half of 2025 compared to the first half of 2024.

•In Europe, demand remained sluggish, down 8% year-over-year. Paper prices stabilized in the second quarter but are under pressure entering the seasonally slower third quarter. Pulp prices in Europe significantly decreased in the first half of the year, contributing to uncoated freesheet pricing pressure.
•In Latin America, demand is down 2% year-over-year, driven by other Latin American countries that saw a 6% decline. Brazil, however, is up 6% due to strong publishing demand.
•In North America, reported apparent demand is stable year-over-year, driven by higher imports, which are up nearly 40%. Much of this increase in imports is in converting and printing rolls. We believe real demand will be down 3% to 4% this year.

We continue to monitor the U.S. tariff situation and the potential challenges and opportunities that may unfold. In the first half of the year, we saw some shifts in uncoated freesheet trade flows. This is one of the main reasons why imports into the U.S. were up almost 40% through the first half of 2025. We are also keeping an eye on several cross-regional themes, including currency fluctuations with the U.S. dollar devaluation against many currencies.

Looking ahead, we expect third quarter adjusted EBITDA to improve significantly, supported by the absence of planned maintenance outage expenses, improved volumes and better operational performance. Our long-term approach to capital allocation includes reinvesting in our business to strengthen our competitive advantages.

As we first announced in February, we are investing in high-return projects at our Eastover, South Carolina, mill, including a $100 million paper machine speed-up and $45 million replacement sheeter. These combined investments should create incremental adjusted EBITDA of more than $50 million per year, resulting in additional cash flows and an internal rate of return of greater than 30%. Spending for these strategic investments began this year, while the majority will take place in 2026. These investments will increase our total capital spending in 2026, with spending returning to prior levels in 2027. We do not expect tariffs to have a material impact on the cost of our Eastover major capital projects or their expected returns.

We are focused on creating shareowner value by maintaining a strong financial position, reinvesting in our business to grow our earnings and cash flows and returning cash to shareowners. We are confident in our future and motivated by the opportunities that lie ahead.

Earnings Webcast

The company will host an audio webcast at 10 a.m. EDT at investors.sylvamo.com.

Those who want to participate should call 800-715-9871 (U.S.) or +1-646-307-1963 (international) and use access code 6289099.

Replays are available at investors.sylvamo.com for one year and by phone for one week. To listen by phone, call 800-770-2030 (U.S.) or +1-647-362-9199 (international) and use access code 6289099.

Investor Contact: Hans Bjorkman, 901-519-8030, hans.bjorkman@sylvamo.com
Media Contact: Adam Ghassemi, 901-519-8115, adam.ghassemi@sylvamo.com

About Sylvamo

Sylvamo Corporation (NYSE: SLVM) is the world's paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 6,500 colleagues. Net sales for 2024 were $3.8 billion. For more information, please visit Sylvamo.com.

Select Financial Measures

(In millions)	Second Quarter 2025	First Quarter 2025	Second Quarter 2024
Net Sales	$794	$821	$933
Net Income	15	27	83
Business Segment Operating Profit	30	44	122
Adjusted Operating Earnings	15	28	83
Adjusted EBITDA	82	90	164
Cash Provided By Operating Activities	64	23	115
Free Cash Flow	(2)	(25)	62
Segment Information

Sylvamo uses business segment operating profit to measure the earnings performance of its businesses and is calculated as set forth in footnote (e) under the "Sales and Earnings by Business Segment" table (page 7). Second quarter 2025 net sales by business segment and operating profit by business segment compared with the first quarter of 2025 and the second quarter of 2024 are as follows:

Business Segment Results

(In millions)	Second Quarter 2025	First Quarter 2025	Second Quarter 2024
Net Sales by Business Segment
Europe	$181	$190	$206
Latin America	207	199	245
North America	419	438	493
Inter-segment Sales	(13)	(6)	(11)
Net Sales	$794	$821	$933
Operating Profit by Business Segment
Europe	$(38)	$(24)	$8
Latin America	2	26	37
North America	66	42	77
Business Segment Operating Profit (Loss)	$30	$44	$122
Operating profits in the second quarter of 2025:

Europe - $(38) million compared with $(24) million in the first quarter of 2025. Earnings were lower due to higher planned maintenance outages, unfavorable foreign exchange impacts and lower volumes which more than offset lower operating costs and favorable price and mix.

Latin America - $2 million compared with $26 million in the first quarter of 2025. Earnings were lower due to higher planned maintenance outages and unfavorable foreign exchange impacts which more than offset favorable price and mix, higher volumes and lower input costs.

North America - $66 million compared with $42 million in the first quarter of 2025. Earnings were higher due to lower operating and input costs, favorable price and mix and lower unabsorbed costs due to less economic downtime which more than offset lower volumes and higher planned maintenance outages.

Effective Tax Rate

The reported effective tax rate for the second quarter of 2025 was 25%, compared to 18% for the first quarter of 2025. The lower rate for the first quarter was primarily driven by a higher stock-based compensation windfall, which resulted in a discrete tax benefit recognized during the first quarter.

Excluding net special items, the effective tax rate for the second quarter of 2025 was 28%, compared with 20% for the first quarter of 2025.

The effective tax rate excluding net special items is a non-GAAP financial measure and is calculated by adjusting the income tax provision and rate to exclude the tax effect at the applicable statutory rate of net special items. Management believes that this presentation provides useful information to investors by providing a more meaningful comparison of the income tax rate between past and present periods.

Effects of Net Special Items

Net special items in the second quarter of 2025 amounted to a net after-tax charge of $0 million ($0.00 per diluted share), compared with a net after-tax charge of $1 million ($0.03 per diluted share) in the first quarter of 2025.

Non-GAAP Financial Measures

Adjusted Operating Earnings (non-GAAP) are net income (GAAP), net of tax and net special items. Management uses this measure to focus on ongoing operations and believes it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. The Company believes that using this information, along with net income, provides for a more complete analysis of the results of operations. Net income is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Consolidated Statement of Operations and related notes included later in this release.

Adjusted EBITDA (non-GAAP) is net income (GAAP), net of tax, plus the sum of income taxes, net interest expense (income), depreciation, amortization and cost of timber harvested, stock-based compensation, and, when applicable for the periods reported, net special items. Management uses this measure in managing the operating performance of our business and believes that Adjusted EBITDA and Adjusted EBITDA Margin provide investors and analysts meaningful insights into our operating performance and Adjusted EBITDA is a relevant metric for the third-party debt. The Company believes that using this information, along with net income, provides for a more complete analysis of the results of its operations. Net income is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Consolidated Statement of Operations and related notes included later in this release.

Free Cash Flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operating activities. Management utilizes this measure in connection with managing our business and believes that Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet and service debt, and return cash to shareowners. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the information under the headings "Third Quarter Outlook" and "Management Summary from Chairman and Chief Executive Officer Jean-Michel Ribiéras." Any or all forward-looking statements may turn out to be incorrect, and our actual actions and results could differ materially from what they express or imply, because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. These risks, uncertainties, and other factors include those disclosed in the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2024, filed with the U.S. Securities and Exchange Commission (SEC) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SYLVAMO CORPORATION
Consolidated Statement of Operations

Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31, 2025		Six Months Ended June 30,
	2025		2024				2025		2024
Net Sales	$794		$933		$821		$1,615		$1,838
Costs and Expenses
Cost of products sold	640	(a)	684	(d)	662		1,302	(a)	1,400
Selling and administrative expenses	72		82	(e)	73	(f)	145	(c)	156	(e)
Depreciation, amortization and cost of timber harvested	45		37		40		85		76
Taxes other than payroll and income taxes	7		8		4		11		15
Interest expense (income), net	10	(b)	9		9		19	(b)	18
Income Before Income Taxes	20		113		33		53		173
Income tax provision	5		30		6		11		47
Net Income	$15		$83		$27		$42		$126
Earnings Per Share
Basic	$0.37		$2.02		$0.66		$1.03		$3.06
Diluted	$0.37		$1.98		$0.65		$1.02		$3.00
Average Shares of Common Stock Outstanding - Diluted	41		42		41		41		42
The accompanying notes are an integral part of this consolidated statement of operations.

Three and Six Months Ended June 30, 2025

(a) Includes a pre-tax gain of $1 million ($1 million after taxes) for the three and six months ended June 30, 2025, to adjust the recognition of a foreign value-added tax refund in Brazil.

(b) Includes a pretax charge of $1 million ($1 million after tax) of interest expense related to tax settlements for the three and six months ended June 30, 2025.

(c) Includes a pre-tax loss of $1 million ($1 million after taxes) related to the termination of the Georgetown mill offtake agreement and a pre-tax loss of $1 million ($0 million after tax) related to environmental reserves in Brazil for the six months ended June 30, 2025.

Three and Six Months Ended June 30, 2024

(d) Includes pre-tax gain of $1 million ($1 million after taxes) for the three months ended June 30, 2024, to adjust the recognition of a foreign value-added tax refund in Brazil.

(e) Includes pre-tax loss of $1 million ($1 million after taxes) for the three and six months ended June 30, 2024, for certain severance costs related to our salaried workforce and a pre-tax loss of $2 million ($1 million after taxes) for the six months ended June 30, 2024, for integration costs related to the
Nymölla acquisition.

Three Months Ended March 31, 2025

(f) Includes a pretax loss of $1 million ($1 million after tax) related to the termination of the Georgetown mill offtake agreement and a pre-tax loss of $1 million ($0 million after tax) related to environmental reserves in Brazil.

SYLVAMO CORPORATION
Reconciliation of Net Income to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31, 2025	Six Months Ended June 30,
	2025	2024		2025	2024
Net Income	$15	$83	$27	$42	$126
Add back: Net special items expense (income)	—	—	1	1	2
Adjusted Operating Earnings	$15	$83	$28	$43	$128

	Three Months Ended June 30,		Three Months Ended March 31, 2025	Six Months Ended June 30,
	2025	2024		2025	2024
Diluted Earnings Per Common Share as Reported	$0.37	$1.98	$0.65	$1.02	$3.00
Add back: Net special items expense (income)	—	—	0.03	0.02	0.05
Adjusted Operating Earnings Per Share	$0.37	$1.98	$0.68	$1.04	$3.05

SYLVAMO CORPORATION
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended June 30,		Three Months Ended March 31, 2025	Six Months Ended June 30,
	2025	2024		2025	2024
Europe	$181	$206	$190	$371	$413
Latin America	207	245	199	406	461
North America	419	493	438	857	983
Inter-segment Sales	(13)	(11)	(6)	(19)	(19)
Net Sales	$794	$933	$821	$1,615	$1,838

Operating Profit by Business Segment

	Three Months Ended June 30,				Three Months Ended March 31, 2025		Six Months Ended June 30,
	2025		2024				2025		2024
Europe	$(38)		$8		$(24)		$(62)		$4
Latin America	2		37		26		28		51
North America	66		77		42		108		139
Business Segment Operating Profit (Loss)	$30		$122		$44		$74		$194

Income Before Income Taxes	$20		$113		$33		$53		$173
Interest expense (income), net	10	(a)	9		9		19	(a)	18
Net special items expense (income)	—	(b)	—	(c)	2	(d)	2	(b)	3	(c)
Business Segment Operating Profit (e)	$30		$122		$44		$74		$194
Three and Six Months Ended June 30, 2025

(a) Includes a pretax charge of $1 million ($1 million after tax) of interest expense related to tax settlements for the three and six months ended June 30, 2025.

(b) Includes a pre-tax gain of $1 million ($1 million after taxes) for the three and six months ended June 30, 2025, to adjust the recognition of a foreign value-added tax refund in Brazil. Also includes a pre-tax loss of $1 million ($1 million after tax) related to the termination of the Georgetown mill offtake agreement and a pre-tax loss of $1 million ($0 million after tax) related to environmental reserves in Brazil for the six months ended June 30, 2025.

Three and Six Months Ended June 30, 2024

(c) Includes pre-tax loss of $1 million ($1 million after taxes) for the three and six months ended June 30, 2024, for certain severance costs related to our salaried workforce and a pre-tax loss of $2 million ($1 million after taxes) for the six months ended June 30, 2024, for integration costs related to the Nymölla acquisition. Also includes pre-tax gain of $1 million ($1 million after taxes) for the three months ended June 30, 2024, to adjust the recognition of a foreign value-added tax refund in Brazil.

Three Months Ended March 31, 2025

(d) Includes a pre-tax loss of $1 million ($1 million after tax) related to the termination of the Georgetown mill offtake agreement and a pre-tax loss of $1 million ($0 million after tax) related to environmental reserves in Brazil.

(e) As set forth in the chart above, business segment operating profit is defined as income before income taxes, but excluding net interest expense (income) and net special items. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments.

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Three Months Ended March 31, 2025	Six Months Ended June 30,
	2025	2024		2025	2024
Net Income	$15	$83	$27	$42	$126
Adjustments:
Income tax provision	5	30	6	11	47
Interest expense (income), net	10	9	9	19	18
Depreciation, amortization and cost of timber harvested	45	37	40	85	76
Stock-based compensation	7	5	6	13	12
Net special items expense (income)	—	—	2	2	3
Adjusted EBITDA	$82	$164	$90	$172	$282
Net Sales	$794	$933	$821	$1,615	$1,838
Adjusted EBITDA Margin	10.3%	17.6%	11.0%	10.7%	15.3%

Adjusted EBITDA and Adjusted EBITDA Margin by Business Segment

	Three Months Ended June 30,		Three Months Ended March 31, 2025	Six Months Ended June 30,
	2025	2024		2025	2024
Adjusted EBITDA
Europe	$(30)	$17	$(15)	$(45)	$22
Latin America	27	55	46	73	89
North America	85	92	59	144	171
Total Business Segment Adjusted EBITDA	$82	$164	$90	$172	$282
Net Sales (excluding inter-segment sales eliminations)
Europe	$181	$206	$190	$371	$413
Latin America	207	245	199	406	461
North America	419	493	438	857	983
Total Business Segment Net Sales	$807	$944	$827	$1,634	$1,857
Adjusted EBITDA Margin
Europe	(17)%	8%	(8)%	(12)%	5%
Latin America	13%	22%	23%	18%	19%
North America	20%	19%	13%	17%	17%

SYLVAMO CORPORATION
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	June 30, 2025	December 31, 2024
Assets
Current Assets
Cash and temporary investments	$113	$205
Accounts and notes receivable, net	383	429
Contract assets	21	26
Inventories	396	361
Other current assets	64	42
Total Current Assets	977	1,063
Plants, Properties and Equipment, Net	1,034	944
Forestlands	367	319
Goodwill	126	111
Right of Use Assets	57	58
Deferred Charges and Other Assets	107	109
Total Assets	$2,668	$2,604
Liabilities and Equity
Current Liabilities
Accounts payable	$371	$375
Notes payable and current maturities of long-term debt	46	22
Accrued payroll and benefits	53	79
Other current liabilities	165	206
Total Current Liabilities	635	682
Long-Term Debt	767	782
Deferred Income Taxes	151	152
Other Liabilities	156	141
Equity
Common stock, $1.00 par value, 200.0 shares authorized, 45.5 shares and 44.9 shares issued and 40.4 shares and 40.6 shares outstanding at June 30, 2025 and December 31, 2024, respectively	45	45
Paid-In Capital	85	71
Retained Earnings	2,460	2,455
Accumulated Other Comprehensive Loss	(1,343)	(1,490)
	1,247	1,081
Less: Common stock held in treasury, at cost, 5.2 shares and 4.3 shares at June 30, 2025 and December 31, 2024, respectively	(288)	(234)
Total Equity	959	847
Total Liabilities and Equity	$2,668	$2,604

SYLVAMO CORPORATION
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2025	2024
Operating Activities
Net income	$42	$126
Depreciation, amortization, and cost of timber harvested	85	76
Deferred income tax provision (benefit), net	(5)	—
Stock-based compensation	13	12
Changes in operating assets and liabilities and other
Accounts and notes receivable	77	(7)
Inventories	—	(20)
Accounts payable and accrued liabilities	(79)	(26)
Other	(46)	(19)
Cash Provided By Operating Activities	87	142
Investing Activities
Invested in capital projects	(114)	(113)
Cash Used for Investing Activities	(114)	(113)
Financing Activities
Dividends paid	(36)	(25)
Issuance of debt	48	16
Reduction of debt	(40)	(54)
Repurchases of common stock	(40)	(30)
Other	(8)	(2)
Cash Used for Financing Activities	(76)	(95)
Effect of Exchange Rate Changes on Cash	11	(9)
Change in Cash, Temporary Investments and Restricted Cash	(92)	(75)
Cash, Temporary Investments and Restricted Cash
Beginning of the period	205	280
End of the period	$113	$205

SYLVAMO CORPORATION
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Three Months Ended March 31, 2025	Six Months Ended June 30,
	2025	2024		2025	2024
Cash Provided By Operating Activities	$64	$115	$23	$87	$142
Adjustments:
Cash invested in capital projects	(66)	(53)	(48)	(114)	(113)
Free Cash Flow	$(2)	$62	$(25)	$(27)	$29

SYLVAMO CORPORATION
Reconciliation of Net Income to Adjusted EBITDA - Third Quarter 2025 Outlook
Estimates
(In millions)

Three Months Ended September 30, 2025

Net Income	$59 - $74
Adjustments:
Income tax provision	24 - 29
Interest expense (income), net	8
Depreciation, amortization and cost of timber harvested	48
Stock-based compensation	6
Adjusted EBITDA	$145 - $165
The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as Sylvamo.

Management believes certain non-U.S. GAAP financial measures, when used in conjunction with information presented in accordance with U.S. GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial condition and results of operations. Management also uses these non-U.S. GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.